UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

MOSAIC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38246	98-1380306
(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue New York, NY	10152
(Address of principal executive offices)	(Zip Code)

(212) 763-0153

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one warrant	MOSC.U	New York Stock Exchange
Class A common stock included as part of the units	MOSC	New York Stock Exchange
Warrants included as part of the units	MOSC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On December 18, 2019, Mosaic Acquisition Corp. (“Mosaic”) entered into an amendment (the “Amendment”) to the previously announced Agreement and Plan of Merger, dated as of September 15, 2019 (the “merger agreement”), by and among Mosaic, Maiden Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Mosaic and Vivint Smart Home, Inc. (“Vivint Smart Home”), pursuant to which Vivint Smart Home will merge with and into Merger Sub with Vivint Smart Home as the surviving entity, on the terms and conditions of the Merger Agreement (the “merger”). The Amendment amends the Merger Agreement to, among other things, (i) reduce the exchange ratio and VGI exchange ratio from 209.6849221312 and 0.2076986176 to 84.5320916792 and 0.0864152412, respectively, to reflect a reduced transaction enterprise valuation of $4.1 billion, (ii) provide for an additional 12.5 million of Class A common shares to be issued to Vivint Smart Home’s holders upon achievement of a $17.50 earnout threshold, (iii) provide for the additional investment by a forward purchaser and the additional investment by an affiliate of Fortress Investment Group LLC (each as described under “Additional Forward Purchaser Subscription” and “Fortress Subscription and Backstop Agreement”, respectively), (iv) decrease the termination fee to $32.4 million and (v) agree to adjourn the special meeting to approve the merger to January 14, 2020.

The foregoing description of the Amendment and the transactions contemplated thereby is not complete and are subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Additional Forward Purchaser Subscription

In connection with the execution of the Amendment, Mosaic has also entered into an additional subscription agreement (the “Additional Forward Purchaser Subscription Agreement”) with one of the forward purchasers (the “Forward Purchaser”) that had committed at the time of Mosaic’s initial public offering to purchase newly-issued shares of Mosaic Class A common stock upon the consummation of a business combination, which includes the merger. Pursuant to the Additional Forward Purchaser Subscription Agreement, immediately prior to the effective time of the merger, Mosaic will sell, and the Forward Purchaser will purchase from Mosaic, 5,000,000 shares of Mosaic Class A common stock at $10.00 per share. As consideration for the additional investment, 25% of Mosaic Sponsor LLC’s shares of Mosaic Class F common stock and private placement warrants will be forfeited to Mosaic and Mosaic will issue to the Forward Purchaser an equal number of shares of Mosaic Class A common stock and warrants concurrently with the consummation of the merger.

In connection with the Additional Forward Purchaser Subscription Agreement, Mosaic has entered into a lockup agreement with the Forward Purchaser, pursuant to which the shares purchased by the Forward Purchaser under the Additional Forward Purchaser Subscription Agreement will be subject to a six-month lockup.

The foregoing description of the Fortress Subscription and Backstop Agreement and the lockup agreement and the transactions contemplated by each such agreement is not complete and is subject to, and qualified in its entirety by reference to, the actual agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and the terms of which are incorporated herein by reference.

Fortress Subscription and Backstop Agreement

In connection with the execution of the Amendment, Mosaic has also entered into a Subscription and Backstop Agreement (the “Fortress Subscription and Backstop Agreement”) with an affiliate of Fortress Investment Group LLC (the “Fortress Subscriber”), pursuant to which the Fortress Subscriber committed to purchase up to $50,000,000 in aggregate purchase price of shares of Mosaic Class A common stock as follows: the Fortress Subscriber (i) intends to purchase up to $50,000,000 in aggregate purchase price of shares of Mosaic Class A common stock in the open market, subject to applicable law, (ii) agreed to backstop redemptions by subscribing for a number of shares of newly-issued shares of Mosaic Class A common stock at a purchase price per share equal to the per-share value of the Mosaic’s Trust Account at the time of any such redemptions (the “Trust Value”) to be issued at the closing of the merger with an aggregate value equal to the lesser of (x) $50,000,000 (less the aggregate purchase price of the shares purchased by it in the open market) and (y) the aggregate value of the number of shares of Mosaic Class A common stock that elect to redeem in the redemption offer (based on the Trust Value), and (iii) agreed to subscribe for up to $50,000,000 (less the aggregate purchase price of the shares purchased by it in the open market and to backstop redemptions) in aggregate purchase price of newly-issued shares of Mosaic Class A common stock at $10.00 per share to be issued at the election of Vivint Smart Home at the closing of the merger. The obligations to consummate the subscriptions contemplated by the Fortress Subscription and Backstop Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the merger agreement. All the shares purchased by the Fortress Subscriber under the Fortress Subscription and Backstop Agreement will also be subject to the restrictions of the Confidentiality and Lockup Agreement, dated September 15, 2019, to which it is party.

The foregoing description of the Fortress Subscription and Backstop Agreement and the transactions contemplated thereby is not complete and are subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Amendments to Forward Purchase Agreements

In connection with the execution of the Amendment, Mosaic has also entered into amendments with each of the forward purchasers that had committed at the time of Mosaic’s initial public offering to purchase newly-issued shares of Mosaic Class A common stock upon the consummation of a business combination. These amendments provide, among other things, for waivers by the forward purchasers of certain rights of first offer with respect to the investments to be made pursuant to the Additional Forward Purchaser Subscription Agreement and the Fortress Subscription and Backstop Agreement.

The foregoing description of the amendments with the forward purchasers is not complete and is subject to, and qualified in its entirety by reference to, the actual agreements, the form of which is filed with this Current Report on Form 8-K as Exhibit 10.4, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On December 18, 2019, Vivint Smart Home and Mosaic issued a joint press release announcing the execution of the Amendment and certain other information relating to the related transactions, including Mosaic’s intent to hold and adjourn its special meeting scheduled for December 18, 2019 to January 14, 2019. The press release is included as Exhibit 99.1 hereto.

The information under this Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information under this Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 18, 2019, by and among Mosaic, Merger Sub and Vivint Smart Home.

10.1	Subscription Agreement, dated as of December 18, 2019, by and among Mosaic, Fayerweather Fund Eiger, L.P. and Vivint Smart Home.

10.2	Lockup Agreement, dated as of December 18, 2019, by and among Mosaic and Fayerweather Fund Eiger, L.P.

10.3	Subscription and Backstop Agreement, dated as of December 18, 2019, by and among Mosaic, the Fortress Subscriber and Vivint Smart Home.

10.4	Form of Amendment to the Forward Purchase Agreements.

99.1	Press release issued by Mosaic and Vivint Smart Home on December 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic Acquisition Corp.

By:	/s/ David M. Maura
Name: David M. Maura
Title: Chief Executive Officer

Date: December 18, 2019